Exhibit 99.2

Financial Statements with

Independent Auditors’ Report

CYNERGISTEK, INC.

As of December 31, 2015 and 2014 and for the Years Then Ended

CYNERGISTEK, INC.

Table of Contents

Independent Auditors’ Report

Financial Statements:

Independent Auditors’ Report

To the Stockholders

CynergisTek, Inc.

We have audited the accompanying balance sheets of CynergisTek, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related statements of income, stockholders’ equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CynergisTek, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

 HASKELL & WHITE LLP

Irvine, California

March 29, 2017

BALANCE SHEETS

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$361,332	$671,707
Accounts receivable	4,747,792	2,600,567
Prepaid and other current assets	16,413	9,654
Deferred income taxes	635	-
Total current assets	5,126,172	3,281,928

Property and equipment, net	114,769	146,571

Total assets	$5,240,941	$3,428,499

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$975,219	$182,096
Accrued compensation and benefits	638,698	287,887
Deferred revenue	3,290,345	1,958,997
Deferred income taxes	-	4,735
Total current liabilities	4,904,262	2,433,715

Commitments and contingencies (Notes 4, 5 and 7)

Stockholders’ equity:
Common stock, par value at $0.0001, 20,000,000 shares authorized,	4,750	4,750
5,500,000 shares issued and outstanding at December 31, 2015 and 2014
Accumulated earnings	331,929	990,034
Total stockholders’ equity	336,679	994,784

Total liabilities and stockholders’ equity	$5,240,941	$3,428,499

The accompanying notes are an integral part of these financial statements.

CYNERGISTEK, INC.

STATEMENTS OF INCOME

	Years Ended December 31,
	2015	2014

Net revenues	$11,788,988	$7,992,928
Cost of revenues	5,684,479	3,497,010
Gross profit	6,104,509	4,495,918

Selling, general, and administrative expenses	3,368,461	2,454,885
Income from operations	2,736,048	2,041,033

Other income (expense):
Interest income	1,093	566
Interest expense	(496)	(1,306)
Total other income (expense)	597	(740)

Income before provision for income taxes	2,736,645	2,040,293

Income and franchise tax expense	43,221	43,947

Net income	$2,693,424	$1,996,386

The accompanying notes are an integral part of these financial statements.

CYNERGISTEK, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

				Total
	Common Stock		Accumulated	Stockholders’
	Shares	Amount	Earnings	Equity

Balance at January 1, 2014	5,500,000	$4,750	$17,004	$21,754
Stockholders' draws	-	-	(1,023,356)	(1,023,356)
Net income	-	-	1,996,386	1,996,386

Balance at December 31, 2014	5,500,000	4,750	990,034	994,784
Stockholders' draws	-	-	(3,351,529)	(3,351,529)
Net income	-	-	2,693,424	2,693,424

Balance at December 31, 2015	5,500,000	$4,750	$331,929	$336,679

The accompanying notes are an integral part of these financial statements.

CYNERGISTEK, INC.

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$2,693,424	$1,996,386
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation expense	56,137	44,957
Changes in operating assets and liabilities:
Accounts receivable	(2,147,225)	(1,031,283)
Prepaid and other current assets	(6,759)	(4,651)
Deferred tax assets	(635)	-
Accounts payable and accrued expenses	789,098	(242,603)
Accrued compensation and benefits	350,811	139,989
Deferred revenue	1,331,348	681,618
Deferred tax liabilities	(710)	(652)

Net cash provided by operating activities	3,065,489	1,583,761

Cash flows from investing activities:
Purchases of property and equipment	(24,335)	(140,182)

Net cash used in investing activities	(24,335)	(140,182)

Cash flows from financing activities:
Stockholders' draws	(3,351,529)	(1,023,356)

Net cash used in financing activities	(3,351,529)	(1,023,356)

Net (decrease) increase in cash and cash equivalents	(310,375)	420,223

Cash and cash equivalents, beginning of year	671,707	251,484

Cash and cash equivalents, end of year	$361,332	$671,707

Supplemental disclosures of cash flow information:
Interest paid	$496	$1,306
Income and franchise taxes paid	$38,545	$17,881
Disposals of property and equipment	$2,069	$70,002

The accompanying notes are an integral part of these financial statements.

CYNERGISTEK, INC.

Notes to Financial Statements

1. Basis of Presentation and Significant Accounting Policies

Description of Business

CynergisTek, Inc. (the “Company” or “CynergisTek”), a subchapter S corporation, is engaged in the business of information security, risk management and compliance. CynergisTek helps organizations manage their information security through professional services engagements.

Presentation of Financial Statements

The accompanying audited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), as defined in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 205. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include the amount and period of revenue recognition; the useful lives of long-lived assets; allowances for doubtful accounts; income taxes and other contingencies.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents (Note 7).

Accounts Receivable

The Company reports accounts receivable at net realizable value. The Company maintains an allowance for doubtful accounts for estimated losses resulting from amounts that will not be collected. The Company calculates the allowance based on a specific analysis of past due balances and historical collections. Accounts receivable are charged off against the allowance for doubtful accounts when it is determined that the receivable is uncollectible. Management believes that no accounts receivable are uncollectible at December 31, 2015, and 2014.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of the property and equipment is provided using the straight-line method over the assets’ estimated economic lives, which range from three to five years. Expenditures for maintenance and repairs are charged to expense as incurred.

Fair Value of Financial Instruments

Financial instruments consist principally of cash equivalents, accounts receivable, and accounts payable. The Company believes that the recorded values of all financial instruments approximate their current fair values because of their nature and relatively short maturity dates or durations.

Revenue Recognition

The Company derives its revenue from cyber security professional services such as, cyber security risk assessments, security program strategy development and penetration testing. The Company also derives revenue from the resale of software and hardware.

The Company commences revenue recognition when all of the following conditions are satisfied:

• there is persuasive evidence of an arrangement;

• the product or service has been or is being provided to the customer;

The accompanying notes are an integral part of these financial statements.

CYNERGISTEK, INC.

Notes to Financial Statements

• the collection of the fees is reasonably assured; and

• the amount to be paid by the customer is fixed or determinable.

For arrangements with multiple elements, management allocates total consideration to the deliverables that qualify as accounting units based on an estimated selling price.

Managed Service Revenues

Managed service revenues are recognized ratably over the contract terms beginning on the commencement date of each contract, which is the date the Company begins providing services to its customers.

Amounts that have been invoiced pursuant to the terms of the customer contract are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

The Company’s managed service arrangements are normally non-cancelable. Contracts with early termination provisions usually are accompanied by early termination fees.

Consulting Service Revenues

Consulting services contracts are on either a fixed fee or a time and materials basis. For fixed fee arrangements, revenue is recognized ratably over the term of the project. For time and materials arrangements, revenues are recognized as the services are rendered.

Hardware and Software Resale Revenues

For hardware and software resales, the Company recognizes revenue on a gross basis, as the Company is deemed to be the primary obligor in these arrangements. Revenue from the resale of hardware is recognized when delivered to the customer. For software resales, when the Company does not provide any services that are considered essential to the functionality of the software, revenue is recognized upon delivery of the software. All product warranties and upgrades or enhancements are provided exclusively by the manufacturer. The Company does not sell any internally developed software.

For hardware and software maintenance arrangements, the Company recognizes revenue at the time of sale on a net basis, as a third-party service provider is deemed to be the primary obligor. Under net sales recognition, the cost of the third-party service provider or vendor is recorded as a direct reduction to net revenues on the statements of income.

Deferred Revenue

Deferred revenue primarily consists of billings or payments received in advance of the amount of revenue recognized and such amounts are recognized as the revenue recognition criteria are met.

Income and Franchise Taxes

The Company is a subchapter S corporation and is not subject to federal income taxes. The taxable income of the Company is included in the individual income tax returns of its stockholders. However, the Company may be required to pay state income taxes based on its apportioned net income or pay state franchise fees based on its apportioned gross receipts. Based on its evaluation of uncertain tax positions, management has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements, nor have the stockholders been assessed interest or penalties by any major tax jurisdictions. Income tax returns for 2013-2015 are subject to examination by federal tax authorities.

CYNERGISTEK, INC.

Notes to Financial Statements

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial reporting requirements and those imposed under federal and state tax laws. Deferred taxes are provided for timing differences in the recognition of revenue and expenses for income tax and financial reporting purposes and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Realization of the deferred tax asset is dependent on generating sufficient taxable income in future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

2. Recent Accounting Pronouncements

In May 2014, the FASB issued guidance which provides a single, comprehensive accounting model for revenue arising from contracts with customers. This guidance supersedes most of the existing revenue recognition guidance, including industry-specific guidance. Under this model, revenue is recognized at an amount that a company expects to be entitled to upon transferring control of goods or services to a customer, as opposed to when risks and rewards transfer to a customer. The new guidance also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flow arising from customer contracts, including significant judgments and changes in judgments. Considering the one-year delay in the required adoption date for the guidance as issued in July 2015, the new guidance is effective for the Company beginning in 2019 and may be applied retrospectively to all prior periods presented or through a cumulative adjustment to the opening retained earnings balance in the year of adoption. Management is currently evaluating its existing revenue recognition policies to determine the impact the adoption of this standard may have on its financial statements.

In April 2015 and August 2015, the FASB issued guidance which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability consistent with the presentation of debt discounts, however debt issuance costs related to revolving credit agreements may be presented in the balance sheet as an asset. This guidance was effective for the Company in the first quarter of 2016 and did not materially impact the Company’s financial statements.

In November 2015, the FASB issued guidance related to the presentation of deferred income taxes. The guidance requires that deferred tax assets and liabilities be classified as non-current in a balance sheet. This guidance is effective for the Company in the first quarter of 2017 and is not expected to materially impact its financial position or net earnings.

In February 2016, the FASB issued a new accounting standard on leasing. The new standard will require companies to record most leased assets and liabilities on the balance sheet and also utilizes a dual model for recognizing expense. This guidance will be effective in the first quarter of 2020 with early adoption permitted. The Company is evaluating the impact that adopting this guidance will have on its financial statements.

CYNERGISTEK, INC.

Notes to Financial Statements

3. Property and Equipment

A summary of property and equipment follows:

	As of December 31,
	2015	2014

Computer equipment	$ 141,321	$ 123,174
Furniture and fixtures	84,899	80,781
Software	3,230	3,230
Autos	93,448	93,448
	322,898	300,633
Less accumulated depreciation	(208,129)	(154,062)

	$ 114,769	$ 146,571

Depreciation expense for property and equipment amounted to $56,137 and $44,957 for the years ended December 31, 2015 and 2014, respectively. Disposals of property and equipment amounted to $2,069 and $70,002 for the years ended December 31, 2015 and 2014, respectively.

4. Line of Credit

On November 18, 2014, the Company entered into a Line of Credit Agreement with Bank of America. Under this agreement, the Company could borrow up to $350,000 at an interest rate of the bank’s prime plus 1.0% (4.25% as of December 31, 2014). In November 2015, the Company renewed the line of credit through November 2016. Under this agreement, the Company could borrow up to $350,000 at an interest rate of the bank’s prime plus 0.75% per annum (4.25% as of December 31, 2015). Interest is paid monthly. The line of credit is collateralized by the Company’s accounts receivable, inventory, property and equipment, and is guaranteed by the stockholders of the Company. There were no borrowings outstanding as of December 31, 2015 and 2014, respectively.

Interest charges associated with the line of credit totaled $496 and $1,306, respectively, for the years ended December 31, 2015 and 2014, respectively.

In November 2016, the line of credit was again renewed under substantially the same terms through November 2017.

5. Commitments and Contingencies

Operating Leases

The Company leases its corporate offices under an operating lease. The original term was 60 months from a commencement date of October 2014. Rent expenses for the years ended December 31, 2015 and 2014 was $87,335 and $68,575 respectively. The Company has an additional office lease agreement that commences in February 2017 for a term of 40 months.

Future, non-cancellable operating lease commitments under these lease agreements are as follows for the years ending December 31:

CYNERGISTEK, INC.

Notes to Financial Statements

2016	$87,144
2017	221,128
2018	171,222
2019	153,918
2020	65,904

$699,316

Legal Contingencies

From time-to-time, the Company may be involved in certain legal proceedings. The Company accrues a liability for the estimated loss when a loss is considered probable and the amount of loss can be reasonably estimated. As of December 31, 2015 and 2014, the Company has no accrued liabilities for such matters.

6. Income and Franchise Taxes

For the years ended December 31, 2015 and 2014, the components of the income and franchise tax expense are as follows:

	December 31,
	2015	2014

Current provision:
Federal	$-	$-
State	48,591	40,574
	48,591	40,574
Deferred:
Federal	-	-
State	(5,370)	3,373

Income and franchise tax expense	$43,221	$43,947

The income and franchise tax provision amounted to $43,221 and $43,947 for the years ended December 31, 2015 and 2014, respectively (an effective rate of 2.2% for 2015 and 2.2% for 2014). A reconciliation of the provision for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

CYNERGISTEK, INC.

Notes to Financial Statements

	December 31,
	2015	2014

State taxes	$49,281	$43,947
Other	(6,060)	-

	$43,221	$43,947

The components of the Company’s deferred tax assets and liabilities are summarized as follows:

	As of December 31,
	2015	2014

Deferred tax assets
Deferred revenue	$26,438	$12,681
	26,438	12,681
Deferred tax liabilities:
Accrual to cash	(24,907)	(16,706)
Depreciation and amortization	(896)	(710)
Total deferred tax liabilities	(25,803)	(17,416)

Net deferred tax assets (liabilities)	$635	$(4,735)

The Company evaluates its tax positions each reporting period to determine the uncertainty of such positions based upon one of the following conditions: (1) the tax position is not ‘‘more likely than not’’ to be sustained, (2) the tax position is ‘‘more likely than not’’ to be sustained, but for a lesser amount, or (3) the tax position is ‘‘more likely than not’’ to be sustained, but not in the financial period in which the tax position was originally taken. The Company has evaluated its tax positions for all jurisdictions and all years for which the statute of limitations remains open. The Company has determined that no additional liability for unrecognized tax benefits and interest was necessary.

7. Concentrations

Major Customers

For the year ended December 31, 2015, there were two customers that generated at least 10% of the Company’s revenues. One customer represented approximately 11% of revenues and the other customer represented approximately 11% of revenues. As of December 31, 2015, net accounts receivable due from these two customers totaled approximately $990,000.

For the year ended December 31, 2014, there was one customer that generated at least 10% of the Company’s revenues. This customer represented a total of approximately 31% of revenues. As of December 31, 2014, net accounts receivable due from this customer totaled approximately $820,000.

Financial Institutions

CYNERGISTEK, INC.

Notes to Financial Statements

The Company maintains its cash balances at two financial institutions. Balances held by each institution are insured by the Federal Deposit Insurance Corporation for up to $250,000. The Company’s cash balances may exceed such insured limits. The Company reduces its exposure to credit risk by maintaining its cash at high quality financial institutions and by monitoring the financial stability of those institutions.

8. Subsequent Events

Management has evaluated subsequent events through March 29, 2017, the date the financial statements were available to be issued.

On January 13, 2017, Auxilio, Inc. acquired the Company for approximately $28.3 million, including approximately $14.2 million in cash, approximately $2.8 million in Company stock, loans to the sellers totaling $9.0 million and contingent earn-out fees payable to the sellers with a fair value of approximately $2.3 million.